SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                 MARCH 15, 1999

                              SCANTEK MEDICAL, INC.
             (Exact Name of Registrant as specified in its charter)

            DELAWARE               000-27592              84-1090126
        (State or other           (Commission          (I.R.S. Employer
jurisdiction of incorporation)    File Number)        Identification No.)

             321 PALMER ROAD, DENVILLE, NEW JERSEY 07834 (Address of
                    principal executive offices and zip code)

               Registrant's telephone number, including area code:
                                 (973) 366-5250


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Item 2.   Acquisition or Disposition of Assets

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        On March 15, 1999, pursuant to a Settlement Agreement dated as of the
11th day of March, 1999 (the "Agreement") by and among Scantek Medical, Inc., with an address at 321 Palmer Road, Denville, New Jersey 07834 ("Scantek") and HumaScan, Inc., a Delaware corporation, with an address c/o Kenneth Hollander, 16 Fieldston Road, Califon, New Jersey 07830 ("HumaScan") Scantek regained the rights to market and sell its BreastCare(TM)/BreastAlert(TM) Differential Temperature Sensor device (the "DTS") in the United States and Canada.

        Pursuant to the Agreement, all licensing agreements between Scantek and HumaScan (the "Licensing Agreements"), which gave HumaScan the right to manufacture, market and sell the DTS, were terminated. Pursuant to the Licensing Agreements, HumaScan was indebted to Scantek for failure to pay license fees, royalties and other sums of money. In exchange for the cancellation of $750,000 of indebtedness due by it to Scantek and for the payment by Scantek to HumaScan of an additional $340,000, HumaScan agreed to assign certain special manufacturing equipment, furniture, raw materials, tools, materials, laboratory equipment and inventory of HumaScan used for the manufacture of the DTS. Such assets include related peripheral equipment, semi-automated assembly station, miscellaneous personal protective equipment. The Agreement also provided for the assignment of all regulatory, clinical, manufacturing, sales, computer and laboratory data and other intellectual property of HumaScan used for the development of and marketing of the DTS, including, but not limited to, all Food and Drug Administration approvals, protocols and other regulatory documentation, development records, design notes and clinical study reports.

        HumaScan also issued 150,000 shares of its Common Stock to Scantek (the "Shares")

        The valuation for the assignment of HumaScan's assets and the issuance of the Shares to Scantek was determined pursuant to the mutual agreement of both Scantek and HumaScan.

        Scantek had an interest in HumaScan to the extent that it owned approximately 12% of HumaScan's issued and outstanding common stock prior to entering into the Agreement. In addition, Zsigmond L. Sagi, Ph.D. the President of Scantek ("Sagi") acted as a non-employee director of HumaScan from 1995 until April 1996.

        The assets acquired from HumaScan were utilized by HumaScan and shall be utilized by Scantek in the same manner, i.e., for the development, manufacture and sale of the DTS in the United States and Canada and to Scantek's distributors abroad.

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Item 7.   Exhibits

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Exhibit No.    Description

        (a) Settlement Agreement by and between Scantek and HumaScan dated as of the 11th day of March, 1999;






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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 1999                 SCANTEK MEDICAL, INC.

                                      By: /s/ ZSIGMOND L. SAGI
                                      -------------------------------------
                                              Zsigmond L. Sagi
                                              Title: President







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